                                                                    EXHIBIT 10.5

                       VOI SHARE PURCHASE OPTION AGREEMENT

                  This VOI SHARE PURCHASE OPTION AGREEMENT (this "AGREEMENT") is made and entered into this 23rd day of January, 1998, by and between Vornado Operating Inc., a Delaware corporation ("VOI"), and Merchandise Mart Enterprises, L.L.C., a Delaware limited liability company (the "PURCHASER").

                              W I T N E S S E T H :

                  WHEREAS, the Purchaser, Vornado Realty Trust, a Maryland real estate investment trust ("VORNADO"), Vornado Realty L.P., a Delaware limited partnership ("VRLP"), and certain other entities identified therein as the "MM Contributors" have entered into the Contribution Agreement, of even date herewith (the "CONTRIBUTION AGREEMENT");

                  WHEREAS, Vornado owns all of the outstanding shares of capital stock of VOI, which shares are classified as shares of common stock, par value $0.01 per share ("COMMON STOCK");

                  WHEREAS, Vornado intends to contribute to VRLP and VRLP intends to distribute (the "DISTRIBUTION") all of the outstanding shares of Common Stock to the holders of Common Partnership Units of VRLP (as such term is defined in VRLP's First Amended and Restated Partnership Agreement, dated as of April 15, 1997), all as described in the Registration Statement of VOI on Form S-11, first filed with the Securities and Exchange Commission (the "SEC") on November 20, 1997, as the same may be amended from time to time (the "REGISTRATION STATEMENT");

                  WHEREAS, Purchaser has expressed an interest in subscribing for and purchasing shares of Common Stock and VOI has agreed to make such shares available to the Purchaser upon the conditions set forth below;

                  WHEREAS, the Purchaser has conditioned its willingness to enter into the Contribution Agreement upon also receiving the option rights set forth in this Agreement;

                  NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto do hereby agree as follows:

                  1. Representations, Warranties and Agreements of VOI. VOI represents and warrants to, and agrees with, the Purchaser that:

                  (a) VOI is duly organized, validly existing and in good standing under the laws of the State of Delaware. VOI has all of the requisite power and authority to enter into this Agreement and to issue, sell, assign, transfer and deliver the Shares in accordance herewith.

                  (b) This Agreement has been duly authorized, executed and delivered by VOI and constitutes a valid and legally binding obligation of VOI, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) None of the execution or delivery of this Agreement or the sale of the shares of Common Stock that VOI agrees to cause to be sold pursuant to paragraph 3(b) thereof (the "Shares") or VOI's performance of any of its covenants and agreements hereunder will, directly or indirectly, (i) contravene, conflict with or result in a violation of the charter or bylaws, or other governing instruments, of VOI; (ii) contravene, conflict with, or result in a violation of any law, rule, or regulation applicable to VOI, (iii) contravene, conflict with, or result in a violation or breach of, or give any person the right to exercise any remedy under, or accelerate the maturity or performance of, or cancel, terminate or modify any material agreement or instrument to which VOI is a party or by which VOI is bound or to which any of VOI's properties are subject, or (iv) give any person the right to prevent, delay, or otherwise interfere in any material respect with any of the transactions contemplated hereby; except, in each case, for contraventions, conflicts and violations which, individually or in the aggregate, could not be expected to prevent or adversely affect in any material respect VOI's ability to perform its obligations hereunder.

                  (d) No consent, approval, authorization or order of, or filing with, any person, court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement (other than such approvals as shall have been obtained prior to the Closing).

                  (e) The Shares, when issued and delivered against payment therefor as provided herein, will have been duly and validly authorized and will be duly and validly issued, fully paid and non-assessable.

                  2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, VOI that:

                  (a) To the extent such Purchaser is not an individual, the Purchaser has all requisite power and authority to enter into this Agreement and to purchase the Shares that may become available to it hereunder in accordance herewith.

                  (b) This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  3. Purchase and Sale of Shares.

                  (a) If, and only if, the Registration Statement is declared effective by the SEC and VRLP completes the Distribution on or prior to the Closing Date (as defined in the Contribution Agreement), then prior to or concurrently with the declaration of effectiveness of the Registration Statement VOI will provide a copy of the final Prospectus contained in the Registration Statement to Joseph E. Hakim, as representative of the Purchaser. The Purchaser shall have a period of three (3) Business Days (as defined in the Contribution Agreement) from the date on which the Registration Statement is first declared effective by the SEC to deliver to VOI (i) letters in the form of
         Exhibit I hereto from the Purchaser and each person who was an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act") of the Purchaser at the time the transactions contemplated hereby were approved by the members of the Purchaser) and (ii) an irrevocable written notice in the form of
         Exhibit II hereto (the "Subscription Notice") of its subscription to purchase a number of shares of Common Stock up to the Maximum Number of Shares (as defined in paragraph 3), which number of shares shall be specified in the Subscription Notice, at a purchase price per share equal to the amount calculated pursuant to clause (y) of paragraph 3(c) below and on the other terms set forth in paragraphs 3(b) and (d) below; provided, however, that if, as of the Closing Date, any stop order has been issued revoking or suspending the registration of such shares under the Securities Act of 1933, as amended, or such shares are not listed on the same nationally recognized securities exchange, if any, on which the other outstanding shares of Common Stock are then listed, then in either case the Purchaser shall be entitled to revoke the Subscription Notice. If the Purchaser does not deliver a Subscription Notice within such three (3) Business Day period, then the all rights of the Purchaser hereunder shall expire and be of no further effect as of 8:00 p.m. on such third (3rd) Business Day.

                  (b) If the Purchaser delivers the Election Notice to VOI within the time allowed in clause (a) above, VOI agrees that it will thereafter, on the later of the Distribution Date or the sixth (6th) Business Day following the effectiveness of the Registration Statement, cause to be issued and sold to the Purchaser the number of shares of Common Stock set forth in the Subscription Notice, provided that in no event shall VOI be required to issue any shares of Common Stock to the Purchaser in excess of the Maximum Number of Shares.

                  (c) The "Maximum Number of Shares" that the Purchaser shall be entitled to subscribe for and purchase hereunder shall be a number of shares of Common Stock equal to (x) the aggregate value of the additional Common Units the Purchaser is entitled to receive pursuant to Section 1.2.1 (iv) of the Contribution Agreement, based on the assumed value of $45.5875 per Common Unit, divided by (y) the (i) total stockholders' equity stated in the Company's Pro Forma Consolidated Financial Data appearing in the final Prospectus divided by (ii) the number of shares to be distributed by to partners of VRLP in the Distribution.

                  (d) To the extent that any Purchaser exercises the subscription rights granted herein, VOI agrees that it will cause certificates evidencing the shares of Common Stock so subscribed to the Purchaser upon receipt by VOI of payment by such Purchaser of the Purchase Price for all (but not less than all) of the Shares subscribed for by the Purchaser in the Subscription Notice by wire transfer of immediately available funds to the account of VOI at a bank to be identified to such Purchaser at least two business days prior to the closing of such sale. Such delivery shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other location as VOI and the Purchaser may agree to in writing. The purchase of the Shares for the Purchase Price therefor is herein referred to as the "CLOSING". The date on which such Closing occurs is herein referred to as the "CLOSING DATE".

                  4. Covenants of VOI. VOI covenants to, and agrees with, each Purchaser that:

                  (a) On or prior to the business day preceding the Closing Date, VOI will deliver to the Purchaser (for inspection but subject, as to delivery, to satisfaction of the closing conditions set forth herein) the certificates evidencing the Shares to be issued to the Purchaser at the Closing.

                  (b) VOI will take such other actions as the Purchaser reasonably requests in order to confirm and assure the Purchaser's title to the Shares.

                  5. Expenses. VOI agrees with the Purchaser that VOI will pay or cause to be paid (i) all of its own costs and expenses, including the fees, disbursements and expenses of counsel to VOI in connection with the transactions contemplated by this Agreement and (ii) any transfer, stamp or other similar taxes imposed with respect to the sale. The Purchaser will pay all of its own costs and expenses, including the fees, disbursements and expenses of Purchaser's counsel.

                  6. Specific Performance. The parties hereto each acknowledge that in view of the uniqueness of the subject matter hereof they would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties may be entitled at law or in equity.

                  7. Survival of Agreements, Etc. All representations, warranties, covenants and agreements made herein or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing of the purchase and sale of the Shares.

                  8. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  9. Amendments. This Agreement cannot be modified, amended or terminated except by an instrument in writing signed by each of the parties hereto; provided, however, that any provision of this Agreement may be waived only by the party to be charged with the waiver but only by a duly executed writing.

                  10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be sent by facsimile with a hard copy to follow by overnight courier as follows:

                  If to the Purchaser:

                  Merchandise Mart Enterprises, L.L.C.
                  500 5th Avenue, 17th Floor
                  New York, New York 10110
                  Attention:  Joseph E. Hakim
                  Telephone:  (212) 764-4675
                  Fax:  (212) 764-4754
                  with copies to

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Martin L. Edelman, Esq.
                  Telephone:  (212) 856-7100
                  Fax:  (212) 856-7108

                  If to VOIs:

                  c/o Vornado Realty Trust
                  Park 80 West, Plaza II
                  Saddle Brook, New Jersey 07663
                  Attention:  Joseph Macnow
                  Telephone:  (201) 587-1000
                  Fax:  (201) 587-0600

                  with copies to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention:  Irvine D. Flinn, Esq.
                  Telephone:  (212) 558-4000
                  Facsimile:  (212) 558-3588

                  12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Purchaser, on the one hand, and VOI, on the other hand, and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Purchaser and VOI have executed this Agreement as of the day and year first above written.


PURCHASER:


                                            MERCHANDISE MART ENTERPRISES, L.L.C.

                                            By:      ___________________________
                                                     Name:  Joseph E. Hakim
                                                     Title:  Manager

VOI:

                                            VORNADO OPERATING INC.

                                            By:__________________________
                                               Name:
                                               Title: